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                                                                    EXHIBIT 99.1


Contact:
Richard K. Arter
Investor Relations
941-362-1200

Richard J. Dobbyn
Chief Financial Officer
941-362-1200

Sun Hydraulics Corporation Reports Second Quarter Net Income of $0.12 Per Share

SARASOTA, FLA, August 4, 2003 -Sun Hydraulics Corporation (NASDAQ: SNHY) today announced that sales for the second quarter ended June 28, 2003, were $18.9 million, an increase of 15.2% from the first quarter and a 8.6% increase from the same quarter last year. Net income was $0.8 million, equal to net income for the same quarter last year and a $0.5 million increase from last quarter. Net income included a charge for the write off of development costs for an application software project in the United Kingdom. Excluding this write off, net income for the second quarter would have been $1.1 million, or 5.6% of sales, compared to net income of 4.4% of sales for the same quarter last year. Basic and diluted earnings per share for the quarter ended June 28, 2003, were $0.13 and $0.12, respectively, compared to $0.12 for the same period last year.

Allen Carlson, Sun Hydraulics' president commented, "We believe that Sun is gaining market share in some market segments, particularly central Europe, where sales are increasing in the face of difficult economic times. Sales in all our international operations, adjusted for the effect of currency changes, increased 12% this quarter compared to the same quarter last year. We still have not seen signs of recovery in the North American manufacturing sector of the economy. Sales in the United States operation this quarter were comparable with those in the same quarter last year."

Carlson continued, "Sun's prime or variable manufacturing costs in the United States decreased as a percent of sales in the current quarter compared to the same quarter last year. This is an indication of Sun's productivity improvements and our ability to significantly improve operating margins as the economy recovers and the top line grows."

Software Write Off

Approximately $0.4 million of capitalized software costs related to upgrading the integrated manufacturing system in the United Kingdom operation was written off in the second quarter. The installation of this highly customized software was aborted due to major flaws in the system. The Company has decided that it is not feasible to continue this project and intends to seek remedy from the software developer.



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Outlook

Sales for the third quarter are projected to be $17.0 million, with net income of $0.06 per share, compared to third quarter 2002 sales and net income of $16.0 million and $0.08 per share. The anticipated decrease in net income, despite the higher sales volume and increased productivity, is attributed to increased marketing and administrative costs, including $0.3 million related to the Company's re-capitalization and special dividend distribution.

Webcast

Sun Hydraulics Corporation will broadcast its second quarter financial results conference call with analysts live over the Internet at 2:30 P.M. E.T. tomorrow, August 5, 2003. To listen, go to http://investor.sunhydraulics.com/medialist.cfm. A copy of this earnings release is posted on the Investor Relations page of our website under "Press Releases."

Webcast Q&A

Questions may be submitted to the Company via email after reviewing this earnings release. Sun management will then answer these and other questions during the Company's webcast.

Questions can be submitted by going to the Sun Hydraulics website, www.sunhydraulics.com, and clicking on Investor Relations on the left hand menu. Scroll down to the bottom of the page and click on contact email:
investor@sunhydraulics.com, which will open an email window to type in your message. Sun Hydraulics will answer as many legitimate questions pertaining to the 2nd quarter earnings release as possible during the webcast time.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result




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of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q for the quarter ended June 28, 2003, and under the heading "Business" and particularly under the subheading, "Business Risk Factors" in the Company's Form 10-K for the year ended December 28, 2002. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.


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SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                      THREE MONTHS ENDED
                                                                   JUNE 28,        JUNE 29,
                                                                    2003            2002
NET SALES                                                      $      18,912    $      17,413

Cost of sales                                                         13,383           12,887
                                                               -------------    -------------

GROSS PROFIT                                                           5,529            4,526

Selling, engineering and administrative expenses                       4,267            3,142
                                                               -------------    -------------

OPERATING INCOME                                                       1,262            1,384

Interest expense                                                         138              136
Foreign currency transaction loss (gain)                                (127)              13
Miscellaneous expense (income)                                           (29)              47
                                                               -------------    -------------

INCOME BEFORE INCOME TAXES                                             1,280            1,188

Income tax provision                                                     464              414
                                                               -------------    -------------

NET INCOME                                                     $         816    $         774
                                                               =============    =============


BASIC NET INCOME PER SHARE                                     $        0.13    $        0.12

Basic weighted average shares outstanding                              6,451            6,429

DILUTED NET INCOME PER SHARE                                   $        0.12    $        0.12

Diluted weighted average share outstanding                             6,598            6,573




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SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT PER SHARE DATA)


                                                           SIX MONTHS ENDED
                                                      JUNE 28,          JUNE 29,
                                                        2003             2002
NET SALES                                          $      35,337    $      33,026

Cost of sales                                             25,730           24,807
                                                   -------------    -------------

GROSS PROFIT                                               9,607            8,219

Selling, engineering and administrative expenses           7,887            6,451
                                                   -------------    -------------

OPERATING INCOME                                           1,720            1,768

Interest expense                                             279              302
Foreign currency transaction loss (gain)                    (189)             (10)
Miscellaneous expense (income)                               (22)              87
                                                   -------------    -------------
INCOME BEFORE INCOME TAXES                                 1,652            1,389

Income tax provision                                         582              487
                                                   -------------    -------------

NET INCOME                                         $       1,070    $         902
                                                   =============    =============


BASIC NET INCOME PER SHARE                         $        0.17    $        0.14

Basic weighted average shares outstanding                  6,450            6,429

DILUTED NET INCOME PER SHARE                       $        0.16    $        0.14

Diluted weighted average share outstanding                 6,596            6,570



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CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)


                                                   JUNE 28,        DECEMBER 28,
                                                     2003             2002
ASSETS
Current assets:
  Cash and cash equivalents                      $       4,000    $       3,958
  Accounts receivable, net of allowance for
    doubtful accounts of $209 and $194                   8,182            5,690
  Inventories                                            7,123            6,846
  Other current assets                                     713              810
                                                 -------------    -------------

    Total current assets                                20,018           17,304

Property, plant and equipment, net                      42,334           43,987
Other assets                                             1,266              994
                                                 -------------    -------------

TOTAL ASSETS                                     $      63,618    $      62,285
                                                 =============    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               $       2,290    $       1,706
  Accrued expenses and other liabilities                 1,764            1,081
  Long-term debt due within one year                     1,470            1,421
  Dividends payable                                        258              258
  Income taxes payable                                     482               10
                                                 -------------    -------------

    Total current liabilities                            6,264            4,476

Long-term debt due after one year                        7,652            8,190
Deferred income taxes                                    4,088            4,092
Deferred royalties                                         353              378
                                                 -------------    -------------

    Total liabilities                                   18,357           17,136

Redeemable Common Stock                                  2,250            2,250

Shareholders' equity:
  Common stock                                               6                6
  Capital in excess of par value                        22,623           22,690
  Unearned compensation related to
    outstanding restricted stock                          (105)            (170)
  Retained earnings and
    accumulated comprehensive income                    20,487           20,373
                                                 -------------    -------------
    Total shareholders' equity                          43,011           42,899

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $      63,618    $      62,285
                                                 =============    =============


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CONSOLIDATED STATEMENT OF CASH FLOWS
(IN THOUSANDS)

                                                              SIX MONTHS ENDED
                                                         JUNE 28,          JUNE 29,
                                                           2003              2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                             $       1,070    $         902
Adjustments to reconcile net income to
  net cash provided by operating activities:
Depreciation and amortization                                  2,646            2,651
Gain/(Loss) on disposal of assets                                367              148
Allowance for doubtful accounts                                   15              (27)
Provision for deferred income taxes                               (4)               1
(Increase) decrease in:
  Accounts receivable                                         (2,507)          (1,935)
  Inventories                                                   (277)              27
  Income tax receivable                                           --              668
  Other current assets                                            97              188
  Other assets, net                                             (272)             (49)
Increase (decrease) in:
  Accounts payable                                               584              623
  Accrued expenses and other liabilities                         683              260
  Income taxes payable                                           472              477
  Other liabilities                                              (25)             (24)
                                                       -------------    -------------
Net cash from operating activities                             2,849            3,910

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures                                          (1,370)          (3,388)
Proceeds from dispositions of equipment                           10               53
                                                       -------------    -------------
Net cash used in investing activities                         (1,360)          (3,335)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Repayment of debt                                               (489)            (448)
Proceeds from stock issued                                       103              188
Dividends to shareholders                                       (516)            (514)
                                                       -------------    -------------
Net cash used in financing activities                           (902)            (774)

Effect of exchange rate changes on cash and
  cash equivalents                                              (545)              61

Net increase (decrease) in cash and cash equivalents              42             (138)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                 3,958            3,611

CASH AND CASH EQUIVALENTS, END OF PERIOD                       4,000            3,473

Supplemental disclosure of cash flow information:
Cash paid/(received):
  Interest                                             $         279    $         302
  Income taxes                                         $         114    $        (659)



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SEGMENT INFORMATION IS AS FOLLOWS:

                                        United                                United
                                        States        Korea       Germany     Kingdom     Elimination   Consolidated
THREE MONTHS
ENDED JUNE 28, 2003
Sales to unaffiliated customers       $   11,151   $    2,012   $    2,368   $    3,381    $       --    $   18,912
Intercompany sales                         3,920           --           17          367        (4,304)           --
Operating income                           1,166          226          238         (337)          (31)        1,262
Depreciation                                 927           28          100          275            --         1,330
Capital expenditures                         606            3           63          160            --           832

THREE MONTHS
ENDED JUNE 29, 2002
Sales to unaffiliated customers       $   11,468   $    1,644   $    1,577   $    2,723    $       --    $   17,413
Intercompany sales                         2,937           --           13          431        (3,381)           --
Operating income                             958          124           53          285           (35)        1,384
Depreciation                               1,048           29           74          179            --         1,330
Capital expenditures                         591           23           31        1,291            --         1,936

SIX MONTHS
ENDED JUNE 28, 2003
Sales to unaffiliated customers       $   21,265   $    3,545   $    4,634   $    5,893    $       --    $   35,337
Intercompany sales                         6,876           --           24          708        (7,608)           --
Operating income                           1,299          353          494         (465)           39         1,720
Depreciation                               1,852           57          191          546            --         2,646
Capital expenditures                         931           32           92          315            --         1,370

SIX MONTHS
ENDED JUNE 29, 2002
Sales to unaffiliated customers       $   21,203   $    3,207   $    3,303   $    5,312    $       --    $   33,026
Intercompany sales                         5,987           --           19          920        (6,926)           --
Operating income                             972          203          157          532           (95)        1,768
Depreciation                               2,093           59          145          354            --         2,651
Capital expenditures                       1,069           48           43        2,228            --         3,388